Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-90254) of our report dated June 26, 2025, with respect to the financial statements and supplemental schedule of the Spire Employee Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

St. Louis, Missouri June 26, 2025